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Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation, by reference, in the Registration Statement on Form S-8 (No. 333-34690) of The MONY Group Inc. of our report dated June 7, 2002 relating to the financial statements of the Retirement Plan for Field Underwriters of MONY Life Insurance Company which report appears in this Form 11-K.


/s/ Mitchell & Titus, LLP

New York, New York
June 27, 2002